UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 9, 2008

CALVIN B. TAYLOR BANKSHARES, INC.
 (Exact name of registrant as specified in its charter)

Maryland                            000-50047                           52-1948274
         (State of incorporation)         (Commission file number)         (IRS Employer Identification No.)

24 North Main Street, Berlin, Maryland 21811
 (Address of principal executive offices)

(410) 641-1700
 (Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.02 Non-reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) Management and the board of directors of the Company concluded on January 9, 2008, that its previously filed Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q for the annual and quarterly periods ended March 31, 2003 through September 30, 2007 should no longer be relied upon. This results from the Company’s determination that the allowance for loan losses was overstated as a result of provisions charged to earnings in years prior to 2003. The Company has not recorded provisions for loan losses since prior to 2003. Management determined that the balance in the allowance for loan losses could not be supported given the Company’s loan loss history combined with an analysis of probable losses in the current loan portfolio. A prior period adjustment to re-value the allowance for loan losses has been recorded, resulting in the restatement of balances previously reported for the annual and quarterly periods ended March 31, 2003 through September 30, 2007. The restatement affected balance sheet accounts including net loans, deferred income taxes, and retained earnings. No restatement has been made to the Consolidated Statements of Income for the annual and quarterly periods ended March 31, 2003 through September 30, 2007.

In lieu of amending each applicable Quarterly Report on Form 10-Q and Annual Report on Form 10-K, the Company will provide select annual and quarterly balance sheet data in its Annual Report on Form 10-K for the year ended December 31, 2007 (the "2007 Form 10-K"), which the Company expects to file on or about March 17, 2008, showing the results of the prior period adjustment for each quarterly and annual period affected by the adjustment, from March 31, 2003 through September 30, 2007. Such selected financial data will be labeled as "restated." The Management’s Discussion and Analysis of Financial Condition and Results of Operations section of the 2007 Form 10-K will also discuss the prior period adjustment.

In addition, the 2007 Form 10-K will include a note to the audited financial statements and disclosure in the form of footnotes and/or discussion accompanying the restated data for all affected quarters and year ends, which will include the following information:

The Company has determined that the allowance for loan losses was overstated as a result of provisions charged to earnings in years prior to 2003. The Company has experienced minimal loan losses, including in recent years and, as a result, has not recorded provisions for loan losses since prior to 2003. Management determined that the balance in the allowance for loan losses could not be supported given the Company’s loan loss history combined with an analysis of probable losses in the current loan portfolio. A prior period adjustment to re-value the allowance for loan losses has been recorded, resulting in the restatement of balances previously reported for years prior to 2007.

No restatement has been made to the Consolidated Statements of Income for 2006 or 2005. In accordance with Paragraph 3 of Financial Accounting Standard No. 16, Prior Period Adjustments, no adjustment has been made to the estimate of loan losses in prior periods. In management’s opinion, had adjustments been made to prior period Consolidated Statements of Income, they would have been immaterial.

The footnote/disclosure will also include a table that details the accounts and balances that are affected by the restatement.

Management and the board of directors discussed with the Company’s independent accountant both the amount of and the disclosure related to the prior period adjustment. The Company’s independent accountant concurred with management’s decision to record a prior period adjustment and with the amount of and the disclosure related to that adjustment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Calvin B. Taylor Bankshares, Inc.

Date: February 29, 2008_______ By:/s/ Raymond M. Thompson
                                                        Raymond M. Thompson
                                                        President & Chief Executive Officer

Date: February 29, 2008_______ /s/ Jennifer G. Hawkins
                                                         Jennifer G. Hawkins
                                                        Treasurer (Principal Financial Officer)